UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 9, 2009
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On January 9, 2009, FirstMerit Corporation (“FirstMerit”) completed the sale to the United States Department of the Treasury (the “Treasury”) of $125.0 million of newly issued FirstMerit non-voting preferred shares as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program (“CPP”). To finalize FirstMerit’s participation in the CPP, FirstMerit and the Treasury entered into a Letter Agreement dated January 9, 2009 (the “Letter Agreement”), including the Securities Purchase Agreement — Standard Terms which is attached thereto (the “Securities Purchase Agreement” and together with the Letter Agreement, the “UST Agreement”). Pursuant to the UST Agreement, FirstMerit issued and sold to the Treasury for an aggregate purchase price of $125.0 million in cash (1) 125,000 shares of FirstMerit’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (2) a warrant (the “Warrant”) to purchase 952,260 FirstMerit common shares, each without par value (“Common Shares”), at an exercise price of $19.69 per share. The Warrant has a ten-year term. All of the proceeds from this sale of the Series A Preferred Shares and the Warrant by FirstMerit to the Treasury will qualify as Tier I capital for regulatory purposes. The additional capital would have increased its Tier 1 capital ratio to 11.78% at September 30, 2008, and increased its total capital ratio to 13.39% at September 30, 2008. The issuance and sale to the Treasury of the Series A Preferred Shares and the Warrant was a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.
     Under the standardized CPP terms, cumulative dividends on the Series A Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by FirstMerit’s Board of Directors. The Series A Preferred Shares have no maturity date and rank senior to the Common Shares with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of FirstMerit.
     FirstMerit may redeem the Series A Preferred Shares at their liquidation value after January 9, 2012. Prior to this date, FirstMerit may redeem the Series A Preferred Shares at their liquidation value if (1) FirstMerit has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Securities Purchase Agreement) in excess of $31.25 million, and (2) the aggregate redemption price of the Series A Preferred Shares does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of FirstMerit’s Appropriate Federal Banking Agency (as defined in the Securities Purchase Agreement) regulator.
     The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 952,260 Common Shares issuable upon exercise of the Warrant, in the aggregate, until the earlier of (1) the date on which FirstMerit has received aggregate gross proceeds of not less than $125.0 million from one or more Qualified Equity Offerings, and (2) December 31, 2009. In the event FirstMerit completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in FirstMerit receiving aggregate gross proceeds of not less than $125.0 million, the number of Common Shares underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the Common Shares originally covered by the Warrant. The Treasury has agreed not to exercise voting power with respect to any Common Shares issued upon exercise of the Warrant. Any Common Shares issued by FirstMerit upon exercise of the Warrant will be issued from Common Shares held in treasury by FirstMerit.
     The Securities Purchase Agreement, pursuant to which the Series A Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Shares from and after January 9, 2009 (including with respect to the payment of cash dividends in excess of $0.29 per share, which is the amount of the last quarterly cash dividend declared by FirstMerit prior to October 14, 2008). Prior to the earlier of (1) January 9, 2012, and (2) the date on which the Series A Preferred Shares have been redeemed in whole or the Treasury has transferred the Series A Preferred Shares to third parties which are not Affiliates (as defined in the Securities Purchase Agreement) of the Treasury, FirstMerit may not increase its Common Share dividends without the prior approval of the Treasury. In addition, unless the Series A Preferred Shares have been transferred to third parties which are not Affiliates of the Treasury or have been redeemed in whole, until January 9, 2012, the Treasury’s consent would be required for any repurchases of (1) Common Shares or other capital stock or other equity securities of any kind of FirstMerit, or (2) any trust preferred securities issued by FirstMerit or any Affiliate of FirstMerit, other than (i) repurchases of the Series A Preferred Shares, (ii) purchases of junior preferred shares or Common Shares in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice and (iii) purchases under certain other limited circumstances specified in the Securities Purchase Agreement.
     In the Securities Purchase Agreement, FirstMerit has also agreed that, until such time as the Treasury ceases to own any securities acquired from FirstMerit pursuant to the Securities Purchase Agreement or the Warrant, FirstMerit will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement) — Paul G. Greig, Chairman, President and Chief Executive Officer; Terrence E. Bichsel, Executive Vice President and Chief Financial Officer; William P. Richgels, Executive Vice President and Chief Credit Officer; Mark J. Grescovich, Executive Vice President, Commercial Banking; and Julie A. Robbins, Executive Vice President, Retail Banking — comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance and sale of the Series A Preferred Shares and the Warrant and not adopt any benefit plans with respect to, or which cover, FirstMerit’s Senior Executive Officers that do not comply with EESA. FirstMerit’s Senior Executive Officers have entered into letter agreements, dated January 9, 2009, with FirstMerit consenting to the foregoing.
     Copies of the UST Agreement, the form of the Warrant, the Certificate of Amendment by Shareholders or Members, the Certificate of Amendment by Directors or Incorporators to Articles (setting forth the express terms of the Series A Preferred Shares) and the form of the letter agreement executed by each Senior Executive Officer of FirstMerit, are included as Exhibits 10.1, 4.1, 3.1, 3.2 and 10.2 respectively, to this Current Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.02 of this Current Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
     The description under “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     The description under “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     The information set forth under “Item 1.01 — Entry into a Material Definitive Agreement” above relating to executive compensation is incorporated by reference into this Item 5.02.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     Article FOURTH of FirstMerit’s Second Amended and Restated Articles of Incorporation authorizes the issuance from time to time of one or more series of no par preferred shares, each without par value, up to a maximum of 7,000,000 shares. At a Special Meeting of Shareholders held on January 5, 2009, FirstMerit’s shareholders approved certain amendments to Article FOURTH of FirstMerit’s Articles of Incorporation to provide FirstMerit’s Board of Directors with the authority to (1) limit the voting rights of shares of preferred stock issued by the corporation, and (2) issue preferred stock with the right to elect up to two directors. On January 5, 2009, FirstMerit filed with the Secretary of State of the State of Ohio a Certificate of Amendment by Shareholders or Members (the “Certificate of Amendment by Shareholders”) evidencing the amendments to Article FOURTH of FirstMerit’s Articles of Incorporation approved by FirstMerit’s shareholders. The Certificate of Amendment by Shareholders was effective upon filing. A copy of the Certificate of Amendment by Shareholders is attached as Exhibit 3.1 hereto and is incorporated by reference herein.
     On January 5, 2009, FirstMerit’s Board of Directors adopted certain amendments to Article FOURTH of FirstMerit’s Articles of Incorporation and established the express terms of FirstMerit’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, fixed 125,000 shares as the authorized number of shares of the series, and fixed and determined the dividend rate of the shares of the series, the liquidation rights of the shares of the series, the redemption rights in respect of the shares of the series, the voting rights in respect of the shares of the series, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof. On January 8, 2009, FirstMerit filed with the Secretary of State of the State of Ohio a Certificate of Amendment by Directors or Incorporators to Articles (the “Certificate of Amendment by Directors”) evidencing the amendments to Article FOURTH of FirstMerit’s Articles of Incorporation adopted by FirstMerit’s Board of Directors. The Certificate of Amendment by Directors was effective upon filing. A copy of the Certificate of Amendment by Directors is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment by Shareholders or Members, filed with the Secretary of State of the State of Ohio on January 5, 2009, evidencing adoption of amendments by the shareholders of FirstMerit Corporation to Article FOURTH to the Second Amended and Restated Articles of Incorporation of FirstMerit Corporation, as amended.

3.2	Certificate of Amendment by Directors or Incorporators to Articles, filed with the Secretary of State of the State of Ohio on January 8, 2009, evidencing adoption of amendments by the Board of Directors of FirstMerit Corporation to Article FOURTH to the Second Amended and Restated Articles of Incorporation of FirstMerit Corporation, as amended, to establish the express terms of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of FirstMerit Corporation.

4.1	Form of Warrant to purchase 952,260 Common Shares of FirstMerit Corporation, issued to the United States Department of the Treasury on January 9, 2009.

10.1	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between FirstMerit Corporation and the United States Department of the Treasury [Note: Annex A to the Securities Purchase Agreement is not included herewith; filed as Exhibit 3.2 to this Current Report on Form 8-K].

10.2	Form of Letter Agreement, dated January 9, 2009, between FirstMerit Corporation and its Senior Executive Officers [Note: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K].

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: January 12, 2009